CERTIFICATE OF INCORPORATION
                                       OF
                      UNITED TELEGROUP INTERNATIONAL, INC.

                             A Delaware corporation



          FIRST:  The name of the Corporation is:

                      United Telegroup International, Inc.


          SECOND: The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent. The name of its registered agent at such address is United Corporate Services, Inc.


          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


          FOURTH:   (a)  The total number of shares of capital stock which may be issued by the Corporation is 20,000,000 all of which shares shall be Common Stock, having a par value of $.00001 per share.

                    (b) The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock of the Corporation are as follows:

                         1.   Dividends may be paid upon the Common Stock as and
when declared by the Board of Directors out of any funds legally available therefor.

                         2.   Upon any liquidation, dissolution or winding up of
the Corporation, the holders of the Common Stock shall be entitled to receive any and all assets of the Corporation remaining to be paid or distributed.

                         3.   Except as otherwise provided by statute or by any
express provision of this Certificate, all rights to vote and all voting power shall be exclusively vested in the Common Stock and the holders thereof shall be entitled to one vote for each share of Common Stock for the election of directors and upon all other matters.

                         4.   The Corporation shall be entitled to treat the
person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

          FIFTH: The name and mailing address of the sole incorporator is as follows:

            NAME                   MAILING ADDRESS

     Pia Bosca, Esq.          30 Rockefeller Plaza, 29th Floor
                              New York, New York  10112


          SIXTH:    (a)  The number of directors of the Corporation which shall constitute the whole Board of Directors of the Corporation shall be such as from time to time may be fixed by or in the manner provided in the By-laws, but in no case shall the number of directors be less than one. Except as may otherwise be required by law, vacancies in the Board of Directors of the Corporation and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

                    (b) All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law. In furtherance of the powers conferred by statute and by law, the Board of Directors shall have the power to adopt, alter, amend or repeal the By-laws of the Corporation, without any action on the part of the Corporation's stockholders.


          SEVENTH: (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit; it being the intention of the foregoing provision to eliminate the liability of the Corporation's directors to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time.

                    (b) Any repeal or modification of the foregoing subparagraph (a) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                    (c) If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this paragraph SEVENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not now personally liable, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

                    (d) Each director, officer, employee and agent, past or present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent permitted by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. The provisions of this subparagraph (d) shall apply to any member of any committee appointed by the Board of Directors as fully as though such person shall have been an officer or director of the Corporation.

                    (e) The provisions of this paragraph SEVENTH shall be in addition to and not in limitation of any other rights, indemnities, or limitations of liability to which any director or officer may be entitled, as a matter of law or under the By-laws of the Corporation or any agreement, vote of stockholders or otherwise.

          EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


          NINTH: Elections of directors need not be by written ballot unless the By-laws of the Corporation so provide.


     IN WITNESS WHEREOF, the undersigned hereby executed this instrument and affirms, under penalties of perjury, that this instrument is the act and deed of the undersigned and that the facts stated herein are true, this 16th day of April, 1996.


                                   /S/ Pia Bosca
                                   -----------------

                                   Pia Bosca
                                   Sole Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      UNITED TELEGROUP INTERNATIONAL, INC.


          The undersigned corporation in order to amend its Certificate of Incorporation, hereby certifies as follows:

          FIRST:    The name of the corporation is:
                    UNITED TELEGROUP INTERNATIONAL, INC.

          SECOND:   The corporation hereby amends its Certificate of
Incorporation as follows:

          Paragraph FIRST of the Certificate of Incorporation, relating to the corporate title of the corporation, is hereby amended to read as follows:

               FIRST:    The name of the Corporation is:
                         UTG COMMUNICATIONS, INC.

          THIRD: The amendment herein was authorized by the Board of Directors and the consent in writing, setting forth the action so taken, signed by the holders of a majority of all the outstanding shares entitled to vote thereon, pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the corporation has caused this Certificate to be executed by its President, who affirms that the statements made herein are true under the penalties of perjury, this 15th day of August, 1996.



                         \s\ David E. Schlecht
                         ----------------------------------
                          David E. Schlecht, President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            UTG COMMUNICATIONS, INC.


            The undersigned corporation in order to amend its Certificate of Incorporation, hereby certifies as follows:

            FIRST:      The name of the corporation is:
                        UTG COMMUNICATIONS, INC.

            SECOND:     The corporation hereby amends its Certificate
of Incorporation as follows:

            Paragraph FIRST of the Certificate of Incorporation, relating to the corporate title of the corporation, is hereby amended to read as follows:

                  FIRST:      The name of the Corporation is:
                              UTG COMMUNICATIONS INTERNATIONAL, INC.

            THIRD: The amendment herein was authorized by the Board of Directors and the consent in writing, setting forth the action so taken, signed by the holders of a majority of all the outstanding shares entitled to vote thereon, pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the corporation has caused this Certificate to be executed by its President, who affirms that the statements made herein are true under the penalties of perjury, this 21st day of August, 1996.

                                   /S/ David E. Schlecht
                              -----------------------------------
                              David E. Schlecht, President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                     UTG COMMUNICATIONS INTERNATIONAL, INC.


     UTG Communications International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), in order to amend its Certificate of Incorporation, hereby certifies as follows:

          FIRST: The Corporation hereby amends its Certificate of Incorporation by changing the Article thereof, numbered "4(a)" so that, as amended, said Article shall be and read as follows:

               "FOURTH (a) The total number of shares of capital stock which may be issued by the Corporation is 70,000,000 shares, of which 60,000,000 shares shall be of Common Stock ("Common Stock"), having a par value of $.00001 per share, and 10,000,000 shares shall be of Preferred Stock ("Preferred Stock"), having a par value of $.01 per share.

               Immediately upon the filing of the Certificate of Amendment with the Secretary of State of Delaware (the "Effective Date"), each share of Common Stock issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically be changed and converted, without any action on the part of the holder thereof, into one-thirteenth (1/13) of a share of post-reverse split fully paid Common Stock (the "New Common Stock"), and in connection with fractional interests in shares of New Common Stock of the Corporation, each holder whose aggregate holdings of shares of Old Common Stock prior to the Effective Date amounted to less than 13 or a number not evenly divisible by 13 shares of Old Common Stock, shall be entitled to receive for such fractional interest one additional share of New Common Stock."

          SECOND: The amendment herein was authorized by the Board of Directors of the Corporation and the consent in writing, setting forth the action so taken, of the holders of a majority of all the outstanding shares entitled to vote thereon, pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          THIRD: That the capital of said corporation shall not be reduced under or by reason of said amendment.

                           (signature page follows)


     IN WITNESS WHEREOF, the Corporation, has caused this Certificate of Amendment to be executed by its CEO, who affirms that the statements herein are
                                ---
true under the penalties of perjury, this 20th day of March, 1998.
                                          ----        -----

                                             /s/ Ueli Ernst
                                             ----------------------------
                                             Name:_______________________
                                             Title:______________________
                                                      Ulrich Ernst
                                                      Chief Executive Officer